CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 599 and Amendment No. 602 to the Registration Statement on Form N-1A of EA Series Trust and to the use of our report dated January 29, 2026 on the financial statements and financial highlights of Sequoia Global Value ETF (formerly known as CCM Global Equity ETF), a series of EA Series Trust. Such financial statements and financial highlights appear in the 2025 Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
March 27, 2026